UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 November 29, 2004



                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


    Hawaii               0-565                        99-0032630
    ------               -----                        ----------
(State or other       (Commission          (I.R.S. Employer Identification No.)
jurisdiction of       File Number)
incorporation)



                        822 Bishop Street, P. O. Box 3440
                             Honolulu, Hawaii 96801
                             ----------------------
              (Address of principal executive offices and zip code)


                                 (808) 525-6611
                                 --------------
                         (Registrant's telephone number,
                              including area code)

Section 8 - Other Events

Item 8.01 Other Events.

On November 23, 2004, Alexander & Baldwin, Inc. ("A&B" or "the Company") conducted a live webcast of an analyst meeting held in Honolulu, Hawaii with approximately 20 investment analysts. The webcast will be available on the Company's website at www.alexanderbaldwin.com until early December 2004. The webcast was announced in a press release and was broadly accessible to the public. The Company, however, believes that certain information discussed with the analysts warrants emphasis through the filing of this Form 8-K.

This Current Report on Form 8-K contains forward-looking statements which should be considered as subject to many risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These risk factors are identified in A&B's Securities and Exchange Commission Form 10-Q and Form 10-K filings that were made during 2004. A&B undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this filing.

Earnings Outlook
----------------

The economy in the State of Hawaii is strong. The Company believes that the economic growth in its core markets will continue for at least the next two to three years. While benefiting from this growth, A&B plans some shifts in its strategies for A&B Properties and Matson. The Company's growth strategies will be guided by two primary objectives: (1) sustaining profit momentum at Matson in spite of recurring external challenges and (2) continued success in identifying and investing in profitable real estate.

As described in the Company's most recently filed Form 10-Q, 2004 earnings have been very favorable, surpassing 2003 in just the first nine months of the year. The Company is targeting long-term earnings growth of approximately 10% to 12% although the growth will not be linear. Achieving this growth, however, will be challenging due to increased competition at Matson, transitions in the Guam service and other factors.

The composition of the Company's assets is currently about half in ocean transportation and about 40 percent in real estate and less than ten percent in food products. By the end of 2008, this asset distribution is expected to climb to about half in real estate and 40 percent in ocean transportation. This change will occur due principally to a shift of capital spending. About 60% of capital spending is planned for real-estate related acquisitions, development of new and current projects and maintenance of income-producing properties. The principal balance of capital spending will likely be at Matson for the Guam service strategy, increased Hawaii service efficiencies and business growth initiatives. Capital spending for the food products businesses is expected to be modest.

Business growth will be financed by both the Company's cash flow and by debt facilities. Currently, the Company's debt to total capital ratio is about 23% and it has unused credit facilities in place to finance a significant portion of its growth plans.

The Company's long-term dividend payout ratio target is approximately 40%. Although any given year may be higher or lower than this target, the Company expects to continue balancing its payments to shareholders with its growth opportunities.

Property Management, Development & Sales
----------------------------------------

A&B's real estate businesses have already succeeded in achieving significant transformational objectives. During the past decade, A&B has diversified its income earning portfolio and has pursued new development strategies.

A&B is targeting, subject to market demand, approximately 13% to 15% long-term earnings growth in its real estate businesses. This is expected to be achieved through completion of existing projects, continued strength in its income portfolio and maintaining a pipeline of new developments. A number of opportunities are currently under consideration; some of these new opportunities may be in new types of properties.

In recent years the Company has begun two significant projects, the acquisition and ensuing development and sale of 270 acres of undeveloped land at Wailea on Maui and the development of a 1,000-acre project at Kukui'ula on Kauai in a partnership with DMB. The Company is looking for a third and fourth investment to complement these two longer-term projects. A&B, however, will also continue pursuing projects with a 2-5 year return horizon. Of the Wailea properties, the Company currently plans to sell about 60 acres in bulk sales and develop, either by itself or through joint ventures, about 120 acres. The remaining acreage could be either developed or sold, depending on market factors.

A facet of plans for continued growth of the real estate business will be expanding the use of joint ventures. Joint ventures have benefited A&B by dispersing risk among a greater number of projects and enable the Company to partner with businesses that have complementary expertise, thereby creating greater value than pursuing the same opportunities alone.

The Company also intends to increase monetization of non-essential lands. These include lands that are not used for agriculture and that have little or no foreseeable development potential.

Matson
------

Competition in the Hawaii service is expected to increase in 2005 due to the recently announced entrance into the Hawaii trade by Pasha. This company has announced that it will introduce into the Hawaii market a vessel capable of carrying 3,000 automobiles with bi-weekly service. The total Hawaii-Mainland auto carriage market is approximately 180,000 automobiles per year, of which Matson has an approximate 80% market share. The entrance of Pasha into the Hawaii market will have a disruptive effect, but the impact cannot be estimated at this time. Matson is well positioned to compete with this new entrant.

The 2004 sale of Matson's primary competitor, Horizon Lines, in a highly leveraged transaction to a financial investor has had no material effect on competition in the Hawaii shipping market. Service quality and frequency, combined with a newer fleet, put Matson in a strong competitive position.

The Company reaffirms its intent to continue serving Guam. This service will likely require the deployment of new capital, either in the form of vessel purchases or charters. This could include the construction of new vessels in foreign shipyards, as permitted by the Jones Act for the Guam trade, which would be flagged and crewed in the U.S. as required for the service. This Guam service strategy will likely involve re-deploying into the Hawaii service three C-9 vessels that currently serve Guam. This could benefit the Hawaii service due to fuel economies, increased cargo capacity and a deferral of expenditures for vessel replacement.

A&B is targeting long-term earnings growth at Matson of approximately 8% to 10%, although this growth will be irregular as the new competitor enters the Hawaii market and the Guam service change described previously is implemented. This growth is largely the result of the strong Hawaii economy and core-market performance, but is also expected to be benefited by anticipated new business growth opportunities.

Matson Integrated Logistics
---------------------------

Matson Integrated Logistics ("MIL") is expected to continue growing through both the development of existing business relationships and through acquisitions. The intermodal business is fragmented and MIL expects to take advantage of synergistic acquisitions.

Food Products
-------------

A&B, through its Hawaiian Commercial & Sugar ("HC&S") operations on Maui, produces approximately 80% of the state's sugar. HC&S' strengths in this price-constrained business are its irrigation infrastructure, innovative uses of technology, its workforce and a strong union relationship. While agriculture remains the best and highest use for much of the Company's land, the business strategy for food products is to expand its Maui Brand Sugar products and develop new revenue sources from sugar byproducts. In addition, because raw sugar production is mostly a fixed cost operation, A&B continues to focus on higher production volume and yields. It is the Company's current intention to continue in agribusiness, where it has approximately 1,000 employees, and continue modest capital investments.

                                 SIGNATURE
                                 ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 29, 2004


                            ALEXANDER & BALDWIN, INC.

                            /s/ Christopher J. Benjamin
                            ------------------------------------
                            Christopher J. Benjamin
                            Vice President and Chief Financial Officer